Exhibit 99(a)(1)(B)

Offer Expiration: April 18, 2022

Return to:
MSC Income Fund, Inc.
430 W. 7th Street Kansas City, Missouri 64105

All Custodial and Broker-controlled
accounts must include the Custodian
and/or Broker Dealer signature.

Hines Investor Relations
Toll-Free: 888.220.6121

Letter of Transmittal

PURSUANT TO OUR SHARE REPURCHASE PROGRAM THIS IS AN OFFER TO PROVIDE
LIMITED LIQUIDITY TO OUR STOCKHOLDERS. IF YOU HAVE NO DESIRE TO SELL ANY
OF YOUR SHARES AT A PURCHASE PRICE EQUAL TO THE NET ASSET VALUE PER
SHARE AS OF MAY 2, 2022, PLEASE DISREGARD THE REMAINDER OF THIS LETTER.

This is the Letter of Transmittal for the Share Repurchase Program pursuant to the Offer to Purchase dated March 14, 2022 (the “Offer to Purchase”) to purchase a number of shares, determined in accordance with the Offer to Purchase, of issued and outstanding common stock, par value $0.001 per share (the “Shares”), of MSC Income Fund, Inc. (the “Company”) at a purchase price equal to the net asset value per Share as of May 2, 2022 (the “Purchase Price”) as determined by the pricing committee of the Company’s board of directors (the “Board”). The number of Shares available to be repurchased is dependent upon the Purchase Price.

THE OFFER WILL EXPIRE AT 5:00 P.M., CENTRAL TIME,

ON APRIL 18, 2022, UNLESS THE OFFER IS EXTENDED BY US (THE “EXPIRATION DATE”).

Any questions concerning the Offer to Purchase or this Letter of Transmittal may be directed to the following address:

MSC Income Fund, Inc.

430 W. 7th Street

Kansas City, Missouri 64105

Phone: 888.220.6121

Fax: 877.616.1113

All Custodial and Broker-controlled accounts must include the Custodian and/or Broker Dealer signature. Sufficient time should be allowed to ensure timely delivery from the Custodian and/or Broker Dealer prior to the Expiration Date.

Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above or as set forth on page 6 will not constitute a valid delivery to the Company.

The Offer to Purchase and this entire Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed.

IF YOU WISH TO RETAIN YOUR SHARES YOU NEED NOT TAKE ANY ACTION.

SIGNATURES MUST BE PROVIDED ON PAGE 6.

Instructions

FORMING PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL

1. Guarantee of Signatures.  Signatures on this Letter of Transmittal must be guaranteed, if applicable, on page 6 in accordance with Rule 17Ad–15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution that is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country.

2. Delivery of Letter of Transmittal.  This Letter of Transmittal, properly completed and duly executed, should be sent by mail or courier or delivered by hand to the Company in each case at the address set forth on the front page of this Letter of Transmittal in order to make an effective tender.  A properly completed and duly executed Letter of Transmittal must be received by the Company at the address set forth on the front page of this Letter of Transmittal by the Expiration Date.  The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Company pursuant to the Offer to Purchase in all cases only after receipt by the Company of a properly completed and duly executed Letter of Transmittal.

The method of delivery of all documents is at the option and risk of the Signatory (as defined below) and the delivery will be deemed made only when actually received.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

3. Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares to be tendered, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the stock ledger maintained in book-entry form by DST Systems, Inc., the Company’s transfer agent.

(b) If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares listed, such person must so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.

4. Withholding.  The Company is entitled to deduct and withhold from any payment to be made pursuant to the Offer to any stockholder whose Shares are accepted for tender by the Company any amounts that the Company is required to deduct and withhold with respect to making such payment under the Internal Revenue Code of 1986, as amended, or any other provision of state, local, or foreign tax law.  To the extent any amounts are withheld, the withheld amounts shall be treated for all purposes as having been made and attributable to the holder of Shares in respect of which such deduction and withholding was made.  Each stockholder accepting the Offer who has not previously submitted to the Company a correct, completed and signed Internal Revenue Service (“IRS”) Form W-9  or substitute IRS Form W-9 (included with the original subscription) (for U.S. Stockholders) or IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY, IRS Form W-8ECI, IRS Form W-8EXP or other applicable form (for Non-U.S. Stockholders), or otherwise established an exemption from such withholding, must submit the appropriate form to the Company.  This form requirement is intended to prevent the potential imposition of U.S. federal backup withholding tax on the gross payments made pursuant to the Offer, prior to receiving such payments.  Certain persons holding Shares (including among others, most corporations and certain foreign persons) are exempt from backup withholding.  The applicable rate for backup withholding is currently 24%.  Backup withholding is not an additional tax.  Rather, the U.S. federal income tax liability of a person or persons subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of tax, a refund may be obtained by an affected stockholder from the IRS. A stockholder should consult his or her tax advisor as to his or her qualification for exemption from the backup withholding requirements and the procedure for obtaining an exemption.

5. Determinations of Validity.  All questions as to the form of documents and the validity of Shares will be resolved by the Company in its sole discretion, which determination shall be final and binding.  The Company reserves the absolute right to reject any tenders of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Company, be unlawful.  The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any tender of Shares, provided that any such waiver shall apply to all tenders of Shares.

6. Cost Basis. The Company has elected the first-in, first-out (FIFO) method as the default for calculating cost basis for covered shares as defined in the Company’s offering documents. If you wish to change your cost basis method, please go to www.mscincomefund.com/ to log into your account.

DST SYSTEMS, INC., AS TRANSFER AGENT FOR THE COMPANY, WILL NOT BE OBLIGATED

TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND WILL NOT

INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

*              *              *

IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING

ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S)

MUST BE RECEIVED BY THE COMPANY PRIOR TO THE EXPIRATION DATE.

Letter of Transmittal - PLEASE CAREFULLY REVIEW THE INSTRUCTIONS AND COMPLETE THE FOLLOWING PAGE

Ladies and Gentlemen:

The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Company, which is an externally managed, non-diversified, closed-end management investment company incorporated in Maryland that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, the number of Shares specified on page 4 for purchase in cash by the Company at the Purchase Price as determined by the pricing committee of the Board, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer”).

Subject to, and effective upon, acceptance for payment of, or payment for, Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the Signatory hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer, and hereby irrevocably constitutes and appoints DST Systems, Inc. as attorney-in-fact of the Signatory with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions set forth in the Offer.

The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby.  In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer.

The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Company will be made as promptly as practicable by the Company following the conclusion of the Offer and that in no event will the Signatory receive any interest on the Purchase Price or any distributions declared for record dates that occur after the date the Company accepts the Signatory’s Shares for repurchase.  Payment of the Purchase Price for the Shares tendered by the undersigned will be made on behalf of the Company by check or bank wire or ACH in accordance with the Signatory’s payment instructions.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory.  Except as stated in the Offer, this tender is irrevocable.

The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

OFFER EXPIRATION: APRIL 18, 2022

LETTER OF TRANSMITTAL FOR SHARE REPURCHASE PROGRAM

If you wish to sell your shares, complete the following form. THIS FORM CANNOT BE USED AFTER THE EXPIRATION DATE.

1.   INVESTOR INFORMATION

Name(s) on the Account
Investor Phone Number	Investor Email Address
Account Number	Social Security Number/TIN
Financial Advisor Name
Financial Advisor Phone Number	Financial Advisor Email Address

2.   SHARE REPURCHASE REQUEST (Check one)

Number of Shares you are submitting for repurchase at a purchase price equal to the net asset value of the Shares on May 2, 2022, as determined by the pricing committee of the Board:

◻ All shares as of the expiration date

◻ Specific number of shares________________________________________

◻ Specific dollar amount $_______________________________________

NOTE: If the aggregate amount of Shares tendered for repurchase exceeds the number of Shares the Company seeks to repurchase, the Company will repurchase Shares on a pro-rata basis, subject to "odd lot" priority, in accordance with the number of Shares duly tendered by or on behalf of each stockholder. See Item 5 below for additional considerations. Further an investor with no Shares outstanding after the completion of this Offer will not receive interest on the Purchase Price under any circumstances and will not be entitled to receive any distributions on declared distribution record dates that occur on or after the date that the Company has accepted your shares for purchase..

3.   ODD LOTS

As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 Shares (an "odd lot") who tender all of their Shares (also known as "Odd Lot Holders") may have their Shares accepted for payment before any pro-rata reduction in the repurchase of other tendered Shares if the Offer to Purchase is oversubscribed. This preference is not available to partial tenders or to beneficial or record holders of 100 or more Shares in the aggregate even if these holders have separate accounts each representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. By checking the appropriate box below, the undersigned certifies that:

◻ The undersigned is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

4.   PAYMENT INSTRUCTIONS (Select only one)

Indicate how you wish to receive your payment below. If an option is not selected, a check will be sent to your address of record. Proceeds for qualified accounts, including IRAs and other Custodial accounts, and certain Broker-controlled accounts as required by your Broker Dealer of record, will automatically be issued to the Custodian or Broker Dealer of record, as applicable. All custodial and broker-controlled accounts must include the Custodian and/or Broker Dealer signature.

◻ Cash/Check Mailed to Address of Record

◻ Cash/Check Mailed to Third Party/Custodian (Signature Guarantee required)

Name / Entity Name / Financial Institution		Mailing Address
City	State	Zip Code	Account Number

◻ Cash/Direct Deposit Attach a pre-printed voided check.

(Signature Guarantee required) (Non-Custodial Investors Only)

I authorize MSC Income Fund, Inc. or its agent to deposit my distribution into my checking or savings account. In the event that MSC Income Fund, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Bank / Financial Institution:	Mailing Address
City	State	Zip Code
Your Bank's ABA Routing Number	Your Bank Account Number		◻ Checking Account ◻ Savings Account
Please attach a pre-printed voided check.

5.   SHARE REPURCHASE PROGRAM CONSIDERATIONS (Select only one)

The Company's share repurchase program contains limitations on the number of Shares repurchased during any calendar quarter.  If the number of Shares properly tendered and not properly withdrawn prior to the Expiration Date exceed the number of Shares to be repurchased, the Company will purchase properly tendered Shares on a pro-rata basis from all Stockholders who properly tender Shares and do not properly withdraw them before the Expiration Date.  If Shares to be repurchased are reduced on a pro-rata basis, you may elect (at the time of tendering your Shares) to either withdraw all of your Shares tendered for repurchase or have your Shares repurchased on a pro-rata basis.  If you elect to have your Shares repurchased on a pro-rata basis, your participation in the Company's Distribution Reinvestment Plan will be discontinued with respect to any Shares tendered for repurchase (and not properly withdrawn) that are not repurchased as a result of a pro rata reduction in Shares repurchased.  See Item 5 below for more information.  Please select one of the following options below.  If an option is not selected, properly tendered Shares will be repurchased on a pro-rata basis, in accordance with the terms of the Offer.

◻ Repurchase my Shares on a pro-rata basis, if applicable, upon the terms and subject to the conditions of the Offer.

◻ Withdraw my request to tender my Shares if the Shares to be repurchased will be reduced on a pro-rata basis.

6.   DISTRIBUTION REINVESTMENT

Only applicable to Distribution Reinvestment

Your participation in the Company's Distribution Reinvestment Plan will be discontinued with respect to any Shares tendered for repurchase (and not properly withdrawn) that are not repurchased pursuant to the terms of the Offer. If you wish to discontinue your participation in the Company's Distribution Reinvestment Plan with respect to Shares not tendered for repurchase, you must complete the Account Maintenance Form which can be obtained on the Company’s website at www.mscincomefund.com or by contacting Hines Investor Relations at 888.220.6121.

7.   AUTHORIZED SIGNATURES

By executing this Letter of Transmittal, the undersigned hereby delivers to the Company in connection with the Offer to Purchase the number of Shares indicated above.

All Custodial and Broker-controlled accounts must include the Custodian and/or Broker Dealer signature. Sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

Additional documentation may be required if redeeming from a Trust, Corporation, Retirement Plan, or Partnership account. If related to death, the completion of the MSC Income Fund, Inc. Transfer and Assignment of Shares form may be required. Contact Hines Investor Relations for detailed instructions at 888.220.6121.

IMPORTANT: Signature Guarantee is required if any of the following applies:

•       Amount to be redeemed is $100,000 or more.

•       The redemption is to be sent to an address other than the address we have had on record for the past 30 days.

•       The redemption is to be sent to an address other than the address on record.

•       If name has changed from the name in the account registration, we must have a one-and-the-same name signature guarantee. A one-and-the-same signature guarantee must state “<Previous Name> is one-and-the-same as <New Name>” and you must sign your old and new name.

•       The redemption proceeds are deposited directly according to banking instructions provided on this form. (Non Custodial Investors Only)

Signature(s) must correspond exactly with the name(s) and account registration in which you held the shares.

Investor Name (Please Print)	Signature	Date

Co-Investor Name (Please Print)	Signature	Date

Signature Guarantee (Affix Medallion or Signature Guarantee Stamp Below)	Custodian and/or Broker/Dealer Authorization (if Applicable)

Signature of Authorized Person

Is the account held by a Custodian or with Ameriprise Financial Services Inc., AXA Advisors, LLC, LPL Financial, LLC,
or Wells Fargo Clearing Services LLC? This form MUST be submitted to the appropriate firm for signoff before submitting to
MSC Income Fund, Inc. Sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

Mail to: MSC Income Fund, Inc. ● P.O. Box 219010 ● Kansas City, MO 64121-9010

Overnight: MSC Income Fund, Inc. ● 430 W. 7th St. ● Kansas City, MO 64105

Investor Relations: 888.220.6121